UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

HELIOS AND MATHESON NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On July 20, 2010 and on July 23, 2010, Helios and Matheson North America Inc. (the “Company”) received letters from The NASDAQ Stock Market (“NASDAQ”) regarding the Company’s failure to comply with NASDAQ Listing Rules 5550(a)(5) (the “Market Value Rule”) and 5550(a)(2) (the “Minimum Bid Price Rule”), respectively. On January 19, 2011 and on January 20, 2011 the Company received letters from NASDAQ indicating that the Company’s continued failure to comply with the Market Value Rule and the Minimum Bid Price Rule would result in the Company’s securities being delisted from NASDAQ unless the Company requested a hearing to appeal this determination.

The Company requested a hearing and on February 24, 2011, the Company appeared before the NASDAQ hearing panel. On April 12, 2011, the Company received a letter from NASDAQ informing the Company that the Nasdaq Hearing Panel granted the Company’s request for continued listing subject to the condition that, on or before July 18, 2011, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days and a market value of publically held shares of at least $1,000,000 for a minimum of ten prior consecutive trading days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON NORTH AMERICA INC.

By: /s/ Umesh Ahuja
Chief Financial Officer

Date: April 14, 2011